United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 18, 2010
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1001 Fannin, Suite 1600, Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act.
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation
ITEM 7.01. Regulation FD Disclosure.
Attached as Exhibit 99.1, which is incorporated herein by reference, to this Current Report on Form 8-K is the Company’s investor presentation given at Enercom’s Oil & Services Conference on February 18, 2010.
In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
As of January 1, 2010, the Securities and Exchange Commission (SEC) changed its rules to permit oil and gas companies, in their filings with the SEC, to disclose not only proved reserves, but also probable reserves and possible reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire. Probable reserves include those additional reserves that a company believes are as likely as not to be recovered and possible reserves include those additional reserves that are less certain to be recovered than probable reserves. We use may use certain terms in our news releases, such as “reserve potential,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. In addition, we do not represent that the probable or possible reserves described herein meet the recoverability thresholds established by the SEC in its new definitions. Investors are urged to also consider closely the disclosure in our filings with the SEC, available from our website at www.endeavourcorp.com. Endeavour is also subject to the requirements of the London Stock Exchange and considers the disclosures in this release to be appropriate and/or required under the guidelines of that exchange.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Investor Presentation dated February 18, 2010.

Endeavour International Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation
By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer
Date: February 18, 2010